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                                                                      EXHIBIT 23

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-3446) pertaining to the 1994 Stock Option Plan and 1994 Stock Option Plan for Directors of Matthews Studio Equipment Group and to the incorporation by reference therein of our report dated December 10, 1996, with respect to the consolidated financial statements and schedule of Matthews Studio Equipment Group included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP

Los Angeles, California
December 26, 1996